UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed  by  the  Registrant  [X]
Filed  by  a  Party  other  than  the  Registrant  [ ]

Check  the  appropriate  box:

[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
[X] Definitive  Proxy  Statement        Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive  Additional  Materials
[ ] Soliciting  Material  Pursuant  to  240.14a-11(c)  or  240.1a-12

                            ZENEX INTERNATIONAL, INC.
                (Name of Registrant as Specified In Its Charter)

                      The Board of Directors of Registrant
                   (Name of Person(s) Filing Proxy Statement)

Payment  of  Filing  Fee  (check  the  appropriate  box):

[X]  No  fee  required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
     1)   Title  of  each  class  of  securities  to  which transaction applies:
     2)   Aggregate  number  of  securities  to  which  transaction  applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed  maximum  aggregate  value  of  transaction:
     5)   Total  fee  paid:
[ ]  Fee  paid  previously  with  preliminary  materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount  previously  paid:
     2)   Form,  Schedule  or  Registration  Statement  No.:
     3)   Filing  Party:
     4)   Date  Filed:

                            ZENEX INTERNATIONAL, INC.
                             14220 S. Meridian Ave.
                          Oklahoma City, Oklahoma 73173
                            Telephone: 405-692-2300
                                Fax: 405-692-0115


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  June 8, 2004


To  the  Shareholders:

     Zenex International, Inc. ("We" or the "Company") will hold an Annual Meeting of Shareholders (the "Annual Meeting") on Tuesday, June 8, 2004, at 11:00 a.m., CT, at our corporate offices, 14220 S. Meridian Ave., Oklahoma City, Oklahoma 73173. The Shareholders will meet to consider:

     (1)  Electing  three  directors,  each  to  serve  for  a term of one year;

     (2) Approving Sutton, Robinson, Freeman & Co., P.C., as the independent auditors for the year 2004; and

     (3)  Transacting  other  business  incident  to  the  Annual  Meeting.

     The  record  date  for  the   Annual  Meeting  is  April  15,  2004.   Only
Shareholders of record at the close of business on that date can vote at the Annual Meeting.

     We hope you will attend the Annual Meeting. If you do not plan to attend, please sign and return the enclosed proxy. To encourage the use of proxies, we have enclosed a self-addressed, postage-paid envelope for your use.

                                             Sincerely,




                                             Debra G. Morehead
                                               Secretary

April  30,  2004

                                PROXY STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS

                                  June 8, 2004
     Zenex International, Inc. and our operating subsidiary, Aduddell Roofing & Sheet Metal, Inc., welcome you to our Annual Meeting of Shareholders. We are furnishing this Proxy Statement to inform our Shareholders about the upcoming Annual Meeting. To encourage Shareholder participation, we are soliciting proxies to be used at the Annual Meeting.

     We are mailing this Proxy Statement and the accompanying proxy card to Shareholders beginning April 30, 2004.

General  Information

     Who Votes? If you hold shares as of the Record Date, April 15, 2004, you may vote at the Annual Meeting. On April 15, 2004, we had 48,737,921 shares of common stock outstanding. Each share is entitled to one vote.

     What is a Quorum? The holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the meeting must be present, in person or by proxy, to constitute a quorum. We can only conduct the business of the meeting if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the meeting.

     How to Vote. We will vote your shares for you if you send us a signed proxy before the Annual Meeting. You can tell us to vote for all, either, or none of the nominees for director. You can tell us to approve, disapprove, or abstain from approving the independent auditors or transacting incidental business at the Annual Meeting. We have provided information about the director nominees and the independent auditors in the following pages of this proxy statement.

     If you return a signed proxy, but do not tell us how you want to vote, we shall vote your shares "for" all director nominees and the independent auditors.

     Canceling Your Proxy. You can cancel your proxy at any time before we vote your shares in any of three ways:

     (1)  By  giving  the  Secretary  a  written  cancellation;
     (2)  By  giving  a  later  signed  proxy;  or
     (3)  By  voting  in  person  at  the  Annual  Meeting.

     Counting the Necessary Votes. We elect directors by a plurality of votes, which means that the director nominees for the positions to be filled (three positions) receiving the highest number of votes will be elected. Approval of the independent auditors must receive a majority of the votes that could be cast at the Annual Meeting. If we transact any incidental business at the Annual Meeting, the incidental business must receive a majority of the votes that could be cast.

     Many shareholders hold their shares through brokerage or other investment accounts. Brokers vote your shares in accordance with your instructions. If you do not instruct your broker, the broker may vote your shares on routine or "discretionary" matters, such as the election of directors or the approval of independent auditors. Without instructions, the broker cannot vote your shares on non-discretionary matters, such as extraordinary transactions or controversial matters. If the brokerage firm cannot or does not vote on a particular matter, there is a "broker non-vote" on that matter. To determine a quorum, a broker non-vote, like an abstention, is treated as a share present, in person or by proxy.

     The Vote Required. A vote of all outstanding shares entitled to vote requires the affirmative vote of all shares that are authorized to vote at the Annual Meeting, regardless of whether present. Abstentions represent shares entitled to vote and have the effect of a vote "against" any proposal. Broker non-votes are represent shares not entitled to vote and are not be counted in determining whether a proposal is approved.

     The vote of a majority of the votes that could be cast at the Annual Meeting is a vote of the shares present at the Annual Meeting, either in person or by proxy. Abstentions are counted as "shares present" at the Annual Meeting and have the effect of a vote "against" any proposal. Broker non-votes are not counted as shares present and are not counted in determining whether a proposal is approved.

     We encourage you to instruct your broker by voting the proxy it sends you. This ensures that your shares will be voted at the Annual Meeting.

     Incidental  Business.  Proxies  customarily  request  authority to transact other business that may come before the Annual Meeting. Much of this business is procedural, such as a vote on adjournment. Except for the matters specifically described in this proxy statement, we do not know of any substantive business to be presented or acted upon at the Annual Meeting. If any matter is presented at the Annual Meeting on which a vote may properly be taken, the designated proxies will vote your shares as they think best, unless you otherwise direct.

                                     ITEM 1
                              ELECTION OF DIRECTORS

     The Shareholders will elect three directors at this year's Annual Meeting. Each director will serve for a one-year term ending at the 2004 annual meeting or until he or she is succeeded by another qualified director who has been elected.

     We shall vote your shares as you tell us on the enclosed proxy form. If you sign, date, and return the proxy form, but do not tell us how you want your shares voted, we shall vote your shares for the election of the following nominees. If unforeseen circumstances (such as death or disability) make it necessary for the Board to substitute another person for any of the nominees, we will vote your shares for that other person.

     The three nominees for director are presently members of the Board of Directors.

                The Company recommends voting "For" the nominees.

Biographical  Information

     The following table sets forth the name and age of each director nominee and the year he or she became a director.

                              Director
          Name          Age     Since                 Position
          ----          ---   --------                --------
     Tim  Aduddell      47      2002    Director; Chairman of  Aduddell  Roofing
     Ron  Carte         61      2002    Chairman  of  the  Board  and  President
                                        Director,  Chief  Financial  Officer,
     Debra G. Morehead  42      2002    Secretary and Treasurer

     The Director Nominees. The Board of Directors has nominated three candidates for election. If elected, these nominees will serve one-year terms. A brief summary of each director nominee's principal occupation, business affiliations and other information follows.

     Tim Aduddell was the founder, owner and Chairman of Aduddell Roofing, a nationwide commercial roofing contractor, before we acquired it in October 2002. Mr. Aduddell was Chairman of the Board of Directors from March 2002 to August 2002.

     Ron Carte became our director and President in March 2002 and became Chairman of the Board in August 2002. He has extensive experience in the banking industry. Mr. Carte was a founder and Chairman of Edmond Bank and Trust, Edmond, Oklahoma, from September 1999 to April 2002. From 1997 to 2002, he was President and CEO of Milestone Construction, a commercial general contractor. From 1993 to 1997, Mr. Carte was a Regional Vice President of Liberty Bank with supervisory responsibility over four branches in the Edmond, Oklahoma area. From 1982 to 1993, he was the President and CEO of First Oklahoma Bank and Trust, Oklahoma City,
     Oklahoma. He has also been very active in civic and community affairs having served as City Treasurer for the City of Edmond, and served as President of the Edmond Board of Education.

     Debra G. Morehead has been a Director and Chief Financial Officer, Secretary and Treasurer since March 2002 and was previously a director of the Company from June 2000 to June 2001. She has been employed since 1998 as Chief Financial Officer of The Naylor Companies, a national firm engaged in commercial and residential construction, property development and real estate development. Before that time she was a partner in the Oklahoma City accounting firm of Olson and Potter. Ms. Morehead is a certified public accountant and holds a degree in accounting from the University of Central Oklahoma.

Other  Executive  Officers

     In addition to the executive officers who serve on the Board of Directors, Tim Crawford, age 49, serves as Aduddell Roofing's President. Mr. Crawford has over 30 years of experience in the roofing business and has been with Aduddell Roofing since 1992.

Corporate  Governance

     Board Composition, Meetings and Committees. Our Board of Directors is currently composed of three directors, all of whom are employed by or affiliated with Zenex. As is common with companies of our size and whose shares are traded on the Nasdaq OTC Bulletin Board, none of our directors is independent.

     During 2003, the Board of Directors held four formal meetings. All three directors attending at least 75% of the formal meetings. The Board took action once through unanimous approval of a written consent in lieu of a meeting.

     Our only Board committee is an Audit Committee, on which each of the three directors serves. The Audit Committee is primarily concerned with the effectiveness of the Company's financial audits by the independent auditors. Its duties include: (i) recommending the selection of independent auditors; (ii) reviewing the scope of the audit to be conducted by them, as well as the results of their audit; (iii) reviewing the organization and scope of the Company's internal system of financial controls; and (iv) reviewing the Company's financial reporting and the accounting standards and principles followed. A copy of the Audit Committee Charter is set forth as Appendix A.

     We do not have compensation, nominating or other Board committees. Given the present size of the Board, the lack of independent directors, we do not anticipate that the Board will delegate its functions to such committees and expect that the Board will conduct the functions that such committees might otherwise handle.

     The Board has not established a formal process for considering director recommendations from shareholders. Since Mr. Tim Aduddell holds more than 50% of the voting stock and has the voting power to determine elections, the Board believes that a nomination process with independent decision-making would not be meaningful. The Board will, however, consider recommendations if received in ample time before the preparation and release of its annual proxy materials. For consideration, a recommendation would typically be submitted by the January 1st preceding the annual meeting.

     Director Compensation. We do not compensate our directors for their service and do not expect that they would incur expenses incurred in the conduct of our business.

     Director Communication. Shareholders may send communications to the Board (and to individual directors) through Mr. Ron Carte, our Chairman, CEO and President, c/o Zenex International, Inc., 14220 S. Meridian Ave., Oklahoma City, Oklahoma 73173, direct line 405-691-0228. He will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors.

     Indemnification of Directors and Officers. Our Amended and Restated Articles of Incorporation provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Colorado Business Corporation Act, subject to any expansion (but not limitation) of such indemnification set forth in our Bylaws or any shareholders' or directors' resolutions or any indemnification or similar agreement. Our Bylaws closely follow the Colorado Business Corporation Act and provide we will indemnify directors and officers to the fullest extent authorized by the Colorado Business Corporation Act if (a) the director or officer conducted himself or herself in good faith; (b) he or she reasonably believed: (i) in the case of conduct in his or her official capacity for us, that his or her conduct was in our best interests; or (ii) that in all other cases, that his or her conduct was at least not opposed to our best interests; and (c) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Under our Bylaws and the Colorado Business Corporation Act, we may not indemnify a director or officer either (a) in connection with a proceeding by or in our right in which he or she was adjudged liable to us; or (b) in connection with any proceeding charging improper personal benefit to him or her, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her.

                  OTHER INFORMATION ABOUT DIRECTORS, OFFICERS
                            AND CERTAIN SHAREHOLDERS

Beneficial  Ownership  of  Directors,  Officers  and  Certain  Shareholders

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 15, 2004, by (i) each director of the Company, (ii) each named executive officer in the Summary Compensation Table,
(iii) each person known or believed by the Company to own beneficially five percent or more of the common stock and (iv) all directors and executive officers as a group. Unless indicated otherwise, each person has sole voting and dispositive power with respect to such shares.

      Name of Director, Executive Officer          Beneficial Ownership(1)
                                              ----------------------------
      or Shareholders Holding 5% or More,     Number of Shares     Percent
      -----------------------------------     ----------------     -------
     Tim  Aduddell(2)  (3)
       4700 N.W. 23rd Street, Suite 112
       Oklahoma City, OK 73127                   53,069,321          67.4

     Fireball  Investments,  LLC(3)
       4700 N.W. 23rd Street, Suite 112
       Oklahoma City, OK 73127                   11,345,434          23.3

     Richard  Spradlin(3)
       4700 N.W. 23rd Street, Suite 112
       Oklahoma City, OK 73127                   11,345,434          23.3

     Ricky  A.  Naylor(4)
       821  S.W.  66
       Oklahoma City, OK 73139-4214               4,900,012          10.1

     Ron Carte                                       84,000            *

     Debra M. Morehead(5)                         1,016,674           2.1

     Tim Crawford(6)                                556,000           1.1

       All directors and named executive
         officers as a group (4 persons)         54,725,995          68.9
--------------------------

*     Less  than  one  percent.
     (1) Shares of common stock that are not outstanding but that can be acquired by a person upon exercise of an option within 60 days are included in computing the percentage for such person, but are not included in computing the percentage for any other person. Disclosures regarding "beneficial ownership" are made as that term is defined under federal securities laws.
     (2) Mr. Aduddell's share totals include presently exercisable options covering 30,000,000 shares, exercisable at $.04 per share, which he acquired in our acquisition of Aduddell Roofing. See "Certain Transactions".
     (3) Messrs. Aduddell and Spradlin are deemed to have beneficial ownership of the shares of Fireball Investments, LLC.
     (4) Mr. Naylor's shares include presently exercisable options covering 1,200,000 shares, exercisable at $.10 per share, which he acquired as consideration for guaranteeing a Company loan.
     (5) Ms. Morehead's shares include presently exercisable options covering 200,000 shares, exercisable at $.08 per share, which she acquired in an equipment purchase transaction. See "Certain Transactions".
     (6) Mr. Crawford's shares include presently exercisable options covering 400,000 shares, exercisable at $.10 per share. See "Employment Agreement"

Executive  Compensation

     The following table sets forth the compensation paid or accrued to the Chief Executive Officer and each executive officer (including the Chairman and President of Aduddell Roofing) whose total annual salary and bonus exceeded $100,000 (the three are sometimes called the "named executive officers") for services performed in years ended December 31, 2003 and 2002. We acquired
Aduddell Roofing in October 2002. We employed none of the named executive officers in 2001.

Summary  Compensation  Table

                                                                                 Long Term
                                                                                  Compen-
                                                                                   sation
                                                    Annual  Compensation           Awards
                                                    --------------------         ---------
                                                                       Other                  All Other
                                                                       Annual      Stock/       Compen-
         Name and              Fiscal                                  Compen-     Options      sation
   Principal  Position          Year    Salary  ($)(1)   Bonus($)     sation (2)     (#)          ($)
   -------------------         ------   --------------   --------     ----------   --------   ----------
Ron Carte                       2003       $125,000            -            -            -            -
  Chief Executive Officer       2002        $96,385            -      $15,780            -            -

Tim Crawford                    2003       $162,117      $49,044            -            -            -
  President of                  2002        $40,500            -            -    1,500,000(3)         -
  Aduddell  Roofing

Tim Aduddell                    2003       $162,117      $49,044            -            -            -
  Chairman of                   2002        $40,500            -            -            -            -
  Aduddell  Roofing
-------------------

     (1) Mr. Carte began his employment in March 2002. The data for Mr. Crawford and Mr. Aduddell reflects compensation received from Aduddell Roofing after our acquisition of Aduddell Roofing effective October 1, 2002.
     (2) The named executive officers received various perquisites, which can include automobiles, auto insurance, club memberships and life insurance premiums. In the cases of Messrs. Carte, Crawford and Aduddell, the aggregate value of the perquisites did not exceed 10% of their respective annual salaries and bonuses.
     (3) Mr. Crawford received stock options in 2002 covering 1,500,000 shares, of which 1,000,000 vest over five years and 500,000 are contingent upon certain financial targets. See "Employment Agreement" below.

Change  of  Control

     On March 7, 2002, Fireball Enterprises, LLC, bought 7,645,435 shares of Zenex from a group of selling shareholders, which included Marc W. Newman, the former President and Chief Executive Officer, and Douglas A. Newman, the former Chief Financial Officer and Secretary. The transaction terminated all ownership in Zenex by each of the selling shareholders. The transaction also involved the resignations of Marc Newman and Doug Newman and the termination of their employment agreements, the election of new directors and officers, a release of the Newmans as guarantors on certain corporate borrowings and the substitution of certain Fireball principals, and an exchange of mutual releases.

     Fireball paid the selling shareholder group $100,000 in cash for the shares. For the termination of the Newmans' employment agreements and a release of the obligations under the agreements, Zenex transferred to the Newmans 31,200 shares that Zenex held in Eagle Building Technologies, Inc.

     Fireball is a holding company. At the time of the purchase, it was owned by Tim Aduddell, Richard Spradlin and Ricky A. Naylor. Before the purchase, Fireball owned 7,400,000 shares of Zenex common stock. Following the purchase,

Fireball owned 15,045,434 shares representing 51.0% of the common stock. In 2003, Mr. Naylor terminated his interest and received 3,700,000 shares in consideration.

Employment  Agreements

     We have an employment agreement with Tim Crawford, the President of Aduddell Roofing. The agreement provides for an annual salary of $162,000 and an incentive bonus of three percent of net income per quarter. Mr. Crawford received stock options covering 1.5 million shares exercisable at $.10 per share. Options covering 1.0 million shares vest at the rate of 200,000 shares per year beginning in August 2002. Options covering 500,000 shares are contingent upon Zenex receiving collected annual revenue of at least $30.0 million followed by revenue of at least $28.5 million in the succeeding year. The agreement provides for a bonus based on three percent of annual net income. It provides for standard vacation and health benefits and contains a two-year non-compete and non-solicitation provision. The five-year term expires August 1, 2007.

Stock  Options  Granted  in  2003

     We  granted  no  stock options during 2003 to any named executive officers.

Stock  Option  Holdings

     The following table sets forth the number of unexercised options held by named executive officers as of December 31, 2003. No options or other rights were exercised in 2003.

                                              Number of Unexercised
                                            Options at 12/31/03 (1)
                                         ----------------------------
         Name                            Exercisable    Unexercisable
     ------------                        -----------    -------------
     Tim Crawford                            -0-         1,500,000(2)
----------------

     (1) The table does not reflect options covering 30,000,000 shares of common stock that Mr. Aduddell received in our acquisition of Aduddell Roofing. See "Certain Transactions".
     (2) These options have an exercise price of $.10 per share. Options covering 1.0 million shares vest at the rate of 200,000 shares per year beginning in August 2002. Options covering 500,000 shares are contingent upon Zenex receiving collected annual revenue of at least $30.0 million followed by revenue of at least $28.5 million in the succeeding year.

Equity  Compensation  Plan  Information

     The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans (including individual compensation arrangements) as of

December 31, 2003. We do not have any equity compensation plans as such. We have had individual compensation arrangements, which are set forth below.

                                                                        Number of securities
                                    Number of                           remaining available
                                securities to be                        for future issuance
                               issued upon excise   Weighted-average        under equity
                                of outstanding     exercise price of     compensation plans
                               options, warrants  outstanding options     (excluding first
                                and rights (1)    warrants and rights      column amounts
                               -----------------  -------------------   --------------------
Equity compensation plans
  approved by security holders         -0-                 n/a                     -0-

Equity compensation plans
  not approved  by security
  holders                        5,300,000 (2)             $.05                    -0-(3)

  Total                          5,300,000                 $.05                    -0-
-----------------

     (1) The table does not reflect options covering 30,000,000 shares of common stock that Mr. Aduddell received in our acquisition of Aduddell Roofing. See "Certain Transactions".

     (2) Composed of (i) 1,100,000 shares issued to Benchmark Global Capital Group, Inc. employees and professionals as compensation for investment banking services, which were registered on a Form S-8, (ii) 1,500,000 restricted shares issued to three individuals as a finders' fee for locating Benchmark, (iii) options covering 200,000 shares, exercisable at $.08 per share, issued to an officer and director in connection with an equipment purchase transaction; and (iv) options covering 1,500,000 shares, exercisable at $.10 per share, issued to an officer of Aduddell Roofing.

     (3) We have no plans or other arrangements under which shares have been reserved or allocated for future issuance.

Certain  Transactions

     Acquisition of Aduddell Roofing & Sheet Metal, Inc. Effective October 1, 2002, we acquired Aduddell Roofing through a split-off and merger transaction. Aduddell Roofing was owned by Tim Aduddell, a director and majority shareholder. Mr. Aduddell received 10 million shares of common stock and options to purchase 30 million shares of common stock at $0.04 per share. Mr. Aduddell also retained certain non-operating assets, which had been in Aduddell Roofing. The transaction was recorded at $2,928,840, which represents the fair value of the acquired net assets of Aduddell Roofing. The Board of Directors (with Mr. Aduddell abstaining) was advised in the transaction by Benchmark Global Capital Group, Inc., which opined that the transactions was fair from a financial viewpoint to the shareholders of Zenex.

     Related Party Indebtedness. In January 2001, Ricky A. Naylor and Naylor Concrete Construction Co., Inc. loaned us $300,000 for working capital. Mr. Naylor was also granted a five-year option covering 1,200,000 shares of common stock at $0.10 per share. This note is currently outstanding and the options unexercised. In November 2002, we sold a portion of the Zenex Communications' assets to Red River Networks, LLC, an unaffiliated entity, who had an option to acquire additional assets for the assumption of certain indebtedness. Red River also undertook to service the indebtedness pending the option exercise or lapse in exchange for Zenex Communications receivables and cash. The Naylor note is included in the indebtedness that would be assumed if Red River exercises the option. While Red River has continued to make the note payments, it has not signed a definitive option agreement, and the commercial lender has refused to substitute Red River for Naylor on the note. The note balance at December 31, 2003, was $332,00.

     On July 3, 2002, we purchased $160,000 of telecommunications equipment and software upgrades from a company owned in part by Debra G. Morehead, a director and Chief Financial Officer. We committed to make minimum monthly payments of $2,500 and to repay the entire amount within one year. In addition, if we did not repay the entire amount by December 31, 2002, we agreed to issue 200,000 stock options for $0.08 per share, which we have done. The balance due at December 31, 2002, was $141,579 and included in accounts payable. At the time of the purchases, we believed that the equipment and software upgrades were critical to the maintenance of our telecommunication's system and that no unaffiliated vendor would have offered comparable purchase terms with the deferred payment arrangement. When we consolidated certain outstanding indebtedness in 2003, we paid the outstanding balance of $105,000. We may recover some portion of our purchase price from Red River, if the Red River transaction is completed. See above.

     Before our acquisition of Aduddell Roofing, it had advanced $210,467 to its President, Tim Crawford. The advances accrue interest at the Federal mid-term rate (effective annual rate of five percent in 2003). At December 31, 2003, the advances totaled $214,562. We have not changed the repayment terms since the acquisition.

     Before our acquisition of Zenex Communication in 2000, Fireball Enterprises had advanced working capital to Zenex Communications, which it converted to 7.4 million shares of Zenex common stock. Fireball had borrowed the funds it advanced to Zenex Communications from Aduddell Roofing. Aduddell Roofing's loan to Fireball is due in February 2007 and bears interest at the Federal mid-term rate. It is secured by the Zenex common stock and personally guarantied by Tim Aduddell. We acquired the loan when we acquired Aduddell Roofing. As of December 31, 2003, the loan amount was $1,669,342. At the time of these transactions, Fireball was owned by Richard Spradlin, Ricky A. Naylor and Tim Aduddell, each of whom owns beneficially more than five percent of our common stock. Mr. Aduddell is also a director. In 2003, Mr. Naylor terminated his interest and received 3,700,000 shares in consideration.

     Office Lease. Aduddell Roofing leases office and warehouse space from Aduddell Holdings, Inc., a corporation owned by Tim Aduddell, a director and majority shareholder. The lease is on a year-to-year basis. The current term expires on September 30, 2004. The monthly lease payments are $16,250, which we believe are competitive with the cost of similarly situated and equipped facilities.

Compliance  with  Section  16(a)  of  the  Securities  Exchange  Act  of  1934

     Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     The Company is not aware of any transactions that were not reported on a timely basis in 2003.

Code  of  Ethics

     We have adopted a Code of Ethics that applies to our executive officers, including our Chief Executive Officer, Chief Financial Officer, and Controller. A copy of the Code of Ethics is filed as an exhibit to our Annual Report on Form 10-KSB.

                                     ITEM 2
                            RATIFICATION OF AUDITORS

Vote  on  the  Independent  Auditors

     The Board of Directors has appointed Sutton Robinson Freeman & Co., P.C. ("Sutton Robinson"), independent certified public accountants, to audit our consolidated financial statements for the year ended December 31, 2004. Sutton Robinson audited the Company's financial statements for the years ended December 31, 2003 and 2002, which are included in the Annual Report. Sutton Robinson has advised us that none of its members has any direct or material indirect financial interest in Zenex or, during the past three years, has had any connection with Zenex in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Ratification of the Board's appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the Annual Meeting.

          The Board of Directors recommends voting "For" this proposal.

     If the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. A representative from Sutton Robinson is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement, and will be available to respond to appropriate questions.

                      OTHER INFORMATION ABOUT OUR AUDITORS

Report  of  the  Audit  Committee

     After the change of control in March 2002, the directors named themselves to the Audit Committee as an interim measure. We believe Ms. Debra G. Morehead, our Chief Financial Officer, qualifies as a "financial expert", as defined under the SEC regulations. Neither she nor the other members are independent. The Board presently has no independent directors, but would like to find one or more persons, who would serve as a director, who would serve as members of the Audit Committee, and who would qualify as "independent" and "financially literate", as defined under the Nasdaq listing standards. The Nasdaq listing standards define an independent director generally as a person, other than an officer of the company, who does not have a relationship with the company that would interfere with the director's exercise of independent judgment. The Nasdaq listing standards define "financially literate" as being able to read and understand fundamental financial statements, such as our balance sheet, income statement and cash flow statement. Although we may apply for Nasdaq listing in the future, we are not presently quoted on the Nasdaq system and are not subject to its listing standards.

     Functions. The Board has approved a charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement (the "Charter"). The Charter describes the Audit Committee's composition, its mission statement and principal functions, its responsibilities for review of financial statements and internal financial procedures and controls, and its relationships with the Board of Directors, the independent accountants and the Company's financial staff. The Audit Committee's responsibilities will include the prior review of the
Company's annual financial statements and substantiating the auditor's independence and their accountability to the Board of Directors and the Audit Committee.

     Actions Relating to the 2003 Financial Statements. The Board of Directors has taken the following actions with respect to our audited financial statements as of and for the year ended December 31, 2003 (the "Financial Statements"):

     - The Board has discussed with the independent auditors the matters required to be discussed by SAS 61 and SAS 90 (Communication with Audit Committees and Audit Committee Communications, respectively);

     - The Board has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the auditors the auditors' independence; and

     -    The Board has recommended that the Financial Statements be included in
          our  annual  report  on  Form  10-KSB,   based  upon  its  review  and
          discussions  with  the  independent  auditors.

     The Audit Committee has considered whether the non-audit services provided by Sutton Robinson are compatible with maintaining its independence as an auditor.

Dated:  April  15,  2004                                     The Audit Committee
                                            (composed of the Board of Directors)
                                                    of Zenex International, Inc.

                                                         Mr. Ron Carte, Chairman
                                                                Mr. Tim Aduddell
                                                           Ms. Debra G. Morehead

     As permitted by SEC rules, the foregoing reporting is not deemed "filed" with the SEC and is not incorporated by reference into our Annual Report on Form 10-KSB.

Audit  Fees

     The aggregate fees billed for professional services rendered by our auditors, Sutton Robinson Freeman & Co., P.C., for the most two recent fiscal years consisted of the following:

                                                       2003        2002
                                                       ----        ----
     Audit fees                                      $24,984     $18,052
     Audit-related fees (1)                           13,060      20,493
     Tax fees (2)                                      4,718           -
     All other fees (3)                                  583      16,668
-------------------

     (1) Audit-related fees were for services related to the performance of the audit of the Company's financial statements, but not included in Audit fees above. These services related primarily to the review of statutory or regulatory filings and compliance advice.

     (2) Tax fees for 2003 related primarily to tax advice and planning related to our net operating loss carryforwards.

     (3) Other fees in 2002 related primarily to providing assistance with our acquisition of Aduddell Roofing.

     We have modified our Charter (see Appendix A) to require that the Audit Committee pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services, and other services. This requirement may not be meaningful, however, until the Audit Committee is composed of independent directors.

                   OTHER INFORMATION ABOUT THE ANNUAL MEETING

Other  Matters  Coming  Before  the  Meeting

     As of the date of this Proxy Statement, we know of no business to come before the Annual Meeting other than that referred to above. Our rules of conduct for the Annual Meeting prohibit the introduction of substantive matters not previously presented to the Shareholders in a proxy statement. As to other business, such as procedural matters that may come before the meeting, the person or persons holding proxies will vote those proxies in the manner they believe to be in the best interests of Zenex and its Shareholders.

Shareholder  Proposals  for  the  Next  Annual  Meeting

     Any Shareholder who wishes to present a proposal at our 2004 Annual Meeting of Shareholders must deliver such proposal to Zenex's Secretary by December 31, 2004, for inclusion in our proxy, notice of meeting, and proxy statement for the 2004 Annual Meeting.

Additional  Information

     We will bear the cost of soliciting proxies. Our officers and regular employees may solicit proxies by further mailings, personal conversations, or by telephone, facsimile or other electronic transmission. They will do so without compensation other than their regular compensation. We shall, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

     We furnish to any Shareholder upon request and without charge our annual and quarterly reports as filed with the Securities and Exchange Commission. To request a copy of a report, write to Ms. Debra G. Morehead, Secretary, Zenex International, Inc., 14220 S. Meridian Ave., Oklahoma City, Oklahoma 73173. Shareholders requesting exhibits to a report will be provided the same upon payment of reproduction expenses. You may also obtain copies of our annual and quarterly reports over the Internet at the SEC's website, www.sec.gov.

                                        By Order of the Board of Directors



                                        Debra G. Morehead
                                          Secretary

April  30,  2004

Appendix  A

                            ZENEX INTERNATIONAL, INC.
                                 Audit Committee
                                     CHARTER

     The Board of Directors of Zenex International, Inc. (the "Company") has established an Audit Committee (the "Committee") with authority, responsibility, and specific duties as described in this Audit Committee Charter.

A.   Composition

     When the composition of the Board of Directors so permits, the Committee shall consist of three or more directors, each of whom is independent of management and free from any relationship to that, in the opinion of the Board of Directors, as evidenced by its annual selection of such Committee members, would interfere with the exercise of independent judgment as a Committee member. Each Committee member must also be able to read and understand fundamental financial statements (including the Company's balance sheet, income statement and cash flow statement), or become able to do so within a reasonable time after being appointed to the Committee. Furthermore, at least one Committee member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience resulting in financial sophistication (including having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities) to qualify as a financial expert. These requirements are intended to satisfy the Nasdaq listing requirements relating to the composition of audit committees, and shall be construed accordingly.

     To maintain their independence, independent Committee members are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from the Company (or any subsidiary thereof), other than in the member's capacity as a member of the Board of Directors and any Board committee.

B.   Mission  Statement  and  Principal  Functions

     The Committee shall have access to all records of the Company, shall perform the following functions, and shall have and may exercise such powers as are appropriate to its purpose. The Committee shall:

     (1) Understand the accounting policies used by the Company for financial reporting and tax purposes and approve their application; it shall also consider any significant changes in accounting policies that are proposed by management or required by regulatory or professional authorities.

     (2) Review the Company's audited financial statements and related footnotes and the "Management's Discussion and Analysis" portion of the annual report on Form 10-KSB prior to the filing of such report, and recommend to the Board of Directors whether such financial statements shall be included in the Company's annual report on Form 10-KSB, based upon the Committee's review and discussions with the outside auditors.

     (3) Ensure that the outside auditors review the Company's interim financial statements before the Company files its quarterly report on Form 10-QSB with the SEC.

     (4) Study the format and timeliness of financial reports presented to the public or used internally and, when indicated, recommend changes for appropriate consideration by management.

     (5) Meet with the Company's legal counsels to review legal matters that may have a significant impact on the Company or its financial reports.

     (6) Ensure that management has been diligent and prudent in establishing accounting provisions for probable losses or doubtful values and in making appropriate disclosures of significant financial conditions or events.

     (7) Review press releases submitted by management in connection with the release of quarterly, annual, or special financial statements. In respect thereto to recommend to the Chief Executive Officer any changes that appear necessary to conform releases with appropriate professional practice.

     (8) Engage its own outside advisors, including legal counsel, financial advisors and experts in particular areas of accounting, as the Committee determines necessary, apart from counsel or advisors hired by management.

     (9)  Review and reassess the adequacy of this Charter annually.

      Independent  Accountants:

     (10) Affirm an understanding with the outside auditors that the Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the outside auditors (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit or review services for the Company, and the outside auditors will report directly to the Committee. These oversight responsibilities include the authority to retain and to terminate the outside auditors and to approve all audit engagement fees and terms.

     (11) Ensure that the outside auditors submit to the Committee written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discuss with the auditors the auditors' independence.

     (12) Maintain an active dialogue with the outside auditors regarding any disclosed relationships or services that could affect the objectivity and independence of the outside auditors, and be responsible for taking, or recommending that the Board of Directors take, appropriate action to oversee the outside auditors' independence.

     (13) Discuss with the outside auditors the matters required to be discussed by SAS 61 (Communication with Audit Committees) and SAS 90 (Audit Committee Communications).

     (14) Review management's recommendation on the outside auditors to be selected each year and make a final proposal to the Board of Directors in respect to such appointment.

     (15) With the Chief Financial Officer, review the general scope of the annual outside audit, approve the extent and nature of such activity, and agree upon the general level of the related fees.

     (16) Consider any significant non-audit assignments given to the outside auditors and judge their impact upon the general independence of the outside auditors as they perform the annual audit.

     (17) Maintain independent contact with the senior personnel of the outside auditors and communicate freely and openly with them regarding financial developments.

     Regulatory  Compliance:

     (18) Cause to be maintained an appropriate regulatory compliance program covering the Company and its subsidiaries to aid compliance with the laws and regulations applicable to viatical and senior life settlement companies.

     (19) Review reports of the compliance officer covering the scope and adequacy of the compliance program, the degree of compliance and cooperation, and the implementation of corrective actions (if necessary or appropriate).

Internal  Controls  and  Procedures:

     (20) Review periodically the scope and implications of the Company's internal financial controls and procedures and consider their adequacy.

     (21) Maintain direct access to the senior staff. If useful, require that studies be initiated on subjects of special interest to the Committee.

     (22) Review the comments on internal control submitted by the outside and internal auditors and ensure that appropriate suggestions for improvement are promptly considered for inclusion into the Company's internal financial procedures.

Procedures  for  Handling  Complaints:

     (23) Establish procedures for the receipt, retention and treatment of complaints received regarding the Company's accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by employees and non-employees of concerns regarding questionable accounting or auditing matters.

Special  Duties:

     (24) If requested by the Chairman of the Board, make special studies of matters related to the financial operations of the Company or to allegations of managerial misconduct by its executives.

C.   Meetings

     Meetings of the Committee will be held annually after completion of the financial audit and before the filing of the annual report on Form 10-KSB.

     Meetings shall also be held at such other times as shall be required by the Chairman of the Board or the Committee. The Chairman of the Committee and/or management of the Company may call meetings. All meetings of the Committee shall be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof. Written minutes pertaining to each meeting shall be filed with the Secretary and the Committee at each Board meeting shall present an oral report.

     At the invitation of the Chairman of the Committee, the Chief Executive Officer and/or the Chief Financial Officer shall attend the meetings the representatives of the independent accounting firm, and such other persons whose attendance is appropriate to the matters under consideration.

D.   Funding

     To provide for the fulfillment of the Committee's duties, the Company shall promptly pay the obligations incurred by the Committee, including the fees of any outside advisors retained by the Committee.

                                                           Approved by the Board
                                                            as of April 15, 2004

ZENEX  INTERNATIONAL,  INC.        This  Proxy  Is  Solicited on Behalf  of  the
14220  S.  Meridian  Ave.          Board  of  Directors
Oklahoma  City,  Oklahoma  73173
                                    The undersigned hereby appoints Tim Aduddell
                                    and Ron Carte  as  Proxies,  each  with  the
                                    power  to   appoint  his   substitute,   and
                                    hereby  authorizes them to represent  and to
                                    vote, as designated below,  all  the  shares
                                    of common stock of Zenex International, Inc.
                                    (the  "Company")   held  of  record  by  the
                                    undersigned on April 15, 2004, at the Annual
                                    Meeting  of  Shareholders   to  be   held on
                                    June 8, 2004, or  any  adjournment  thereof.

1.  ELECTING OF DIRECTORS            FOR all nominees listed below [ ]                  WITHHOLD AUTHORITY [ ]
                              (except  as  marked  to  the  contrary  below)    to vote for all nominees listed  below

  (INSTRUCTION:  To withhold authority to vote for any individual nominee strike  through the nominee's name below.)

                                   Tim Aduddell, Ron Carte, Debra G. Morehead

2.  RATIFYING  SUTTON, ROBINSON, FREEMAN & CO., P.C., AS INDEPENDENT AUDITORS  FOR  2004.

             FOR [ ]                            AGAINST [ ]                                 ABSTAIN [ ]

3. TRANSACTING  OTHER  BUSINESS  INCIDENTAL  TO  THE  MEETING.

             FOR [ ]                            AGAINST [ ]                                 ABSTAIN [ ]






















THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES AND FOR THE RATIFICATION OF THE AUDITORS.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                       DATED:____________________________,  2004

                                       ________________________________________
                                                     (Signature)

                                       ________________________________________
                                           (Signature  if  held  jointly)

                                       Please mark, sign, date and return this Proxy Card promptly using the enclosed envelope.